                            RESTRUCTURING AGREEMENT


      THIS AGREEMENT dated as of July 21, 2000, is by and among Sea Containers Ltd., a Bermuda company ("SCL"), Orient-Express Hotels Ltd., a Bermuda company ("OEHL"), Orient-Express Hotels Inc., a Delaware corporation ("OEHI"), Orient-Express Properties Inc., a Delaware corporation ("OEP"), Sea Containers UK Ltd., a United Kingdom company ("SCUK"), Sea Containers British Isles Ltd., a United Kingdom company ("SCBI"), and Orient-Express Hotels UK Ltd., a United Kingdom company ("OEHUK").

      WHEREAS, the parties mutually desire that, between the date hereof and the Closing Date (as such term is defined hereunder):

      (i) OEHI will sell to SCL all of the capital stock of Sea Containers America Inc., a Delaware corporation ("SCAM"), thereby selling to SCL the subsidiaries of SCAM (as listed on Schedule 1.1 hereto);

      (ii) after giving effect to the sale of SCAM, OEHI will transfer to OEP all of its assets, which are comprised of the capital stock of the remaining subsidiaries of OEHI (as listed on Schedule 2.1 hereto);

      (iii) SCL will sell to OEHL all of the capital stock of certain of its wholly-owned subsidiaries, and its shares of stock in certain less than wholly-owned subsidiaries, which are engaged in the hotel and leisure businesses (as listed in Schedule 3.1 hereto);

      (iv) SCUK will transfer to OEHUK all of the capital stock of certain of its wholly-owned subsidiaries which are engaged in the hotel and leisure businesses (as listed on Schedule 4.1 hereto);

      (v) SCBI will transfer to OEHUK all of the capital stock of certain of its wholly-owned subsidiaries which are engaged in the hotel and leisure businesses (as listed on Schedule 5.1 hereto);

      (vi) SCUK will sell to OEHL all of the capital stock of OEHUK, thereby selling to OEHL the subsidiaries of OEHUK (as listed on Schedule 6.1 hereto); and

      (vii) SCL will execute a trust declaration whereby OEHL will acquire the beneficial interest in SCL's 50% shareholding in Ferrocarril Transandino S.A.;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1.  SALE FROM OEHI TO SCL.

      1.1 On or before the Closing Date, OEHI will sell and deliver to SCL, and SCL will buy and receive from OEHI, all of the right, title and interest of OEHI in and to the capital stock of SCAM. (The subsidiaries of SCAM are listed on Schedule 1.1 hereto).

SECTION 2.  TRANSFER FROM OEHI TO OEP.

      2.1 On or before the Closing Date, after giving effect to the sale described in Section 1.1, OEHI will transfer and deliver to OEP, and OEP will accept and receive from OEHI, for payment of no consideration, all of the right, title and interest of OEHI in and to all of the assets of OEHI, which consist of the capital stock of the entities listed on Schedule 2.1 hereto.

SECTION 3.  SALE FROM SCL TO OEHL.

      3.1 On or before the Closing Date, SCL will sell and deliver to OEHL, and OEHL will buy and receive from SCL, all of the right, title and interest of SCL in and to the capital stock of the entities listed on Schedule 3.1 hereto.

SECTION 4.  TRANSFER FROM SCUK TO OEHUK.

      4.1 On or before the Closing Date, SCUK will transfer and deliver to OEHUK, and OEHUK will accept and receive from SCUK, for payment of no consideration, all of the right, title and interest of SCUK in and to the capital stock of the entities listed on Schedule 4.1 hereto.

SECTION 5.  TRANSFER FROM SCBI TO OEHUK.

      5.1 On or before the Closing Date, SCBI will transfer and deliver to OEHUK, and OEHUK will accept and receive from SCBI, for payment of no consideration, all of the right, title and interest of SCBI in and to the capital stock of the entities listed on Schedule 5.1 hereto.

SECTION 6.  SALE FROM SCUK TO OEHL.

      6.1 On or before the Closing Date, and after giving effect to the transfers described in Sections 4.1 and 5.1, SCUK will sell and deliver to OEHL, and OEHL will buy and receive from SCUK, all of the right, title and interest of SCUK in and to the capital stock of OEHUK. (The subsidiaries of OEHUK, after giving effect to the transfers described in Sections 4.1 and 5.1, are listed on
Schedule 6.1 hereto.)

SECTION 7.  FERROCARRIL TRANSANDINO S.A.

      7.1 On or before the Closing Date, SCL will execute a declaration of trust in form and substance satisfactory to SCL and OEHL whereby OEHL will acquire the beneficial interest in SCL's 50% shareholding in Ferrocarril Transandino S.A.
(Peru).

SECTION 8.  PAYMENT.

      8.1 On or before the Closing Date, at the direction of OEHI, SCL will pay to OEP, and OEP will receive, $1.00 in cash as the purchase price for the purchase and sale described in Section 1.1.

      8.2 On or before the Closing Date, OEHL will pay to SCL, and SCL will receive on behalf of itself and SCUK, as the purchase price for the purchases and sales described in Sections 3.1, 6.1 and 7.1, 23,440,601 Class A common shares of OEHL and 19,303,877 Class B common shares of OEHL.

SECTION 9.  REPRESENTATIONS AND  WARRANTIES.

      9.1 Each party hereto represents and warrants to all of the other parties hereto that:

      (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party;

      (b) this Agreement constitutes the legal, valid and binding obligation of such party;

      (c) this Agreement does not constitute, and the execution, delivery and performance of this Agreement will not result in, any violation of the articles of incorporation, by-laws or similar documents of such party or of any judgment, decree or agreement to which it is a party or by which it is bound; and

      (d) all necessary authorizations of the transactions contemplated by this Agreement required to be obtained by such party from any government, foreign and domestic, Federal, State or local, have been obtained.

      9.2 Each transferor and seller named in Sections 1 through 7 (each, a "Transferor") hereby represents and warrants to its transferee or buyer (each, a "Transferee"), as the case may be, that the shares of capital stock transferred and sold pursuant to Sections 1 through 7 are validly issued, fully paid and nonassessable.

      9.3 Additional representations and warranties are set out in footnotes to the Schedules to this Agreement.

SECTION 10.  INDEMNITIES.

      10.1 Each Transferee hereby agrees to indemnify and save harmless its Transferor from any liability, damage, cost or expense, including reasonable attorneys' fees, arising from the status of such Transferor as a shareholder or stockholder of the entities transferred or sold by such Transferor hereunder.

SECTION 11.  CLOSING.

      11.1 The closing hereunder (the "Closing") will take place at 12:00 noon, Bermuda time, on the date the initial public offering of shares in OEHL is completed (the "Closing Date"), at the offices of SCL, 41 Cedar Avenue, Hamilton, Bermuda, or at such other time and place as SCL and OEHL may agree. All transfers and sales contemplated by this Agreement will be deemed to have occurred and to be effective on the Closing Date.

SECTION 12. NOTICES.

      12.1 Any notice, consent, invoice, approval or payment required or permitted to be given or sent hereunder must be in writing and delivered personally or by mail (registered or certified, return receipt requested), Federal Express or equivalent courier service, or given by facsimile or telecopy. All notices sent in accordance with this Section shall be effective only if and when received by the party to be notified. For purposes of notice, the address of the parties shall be as set forth below or as may be designated in writing from time to time:

            (a)   If to SCL, SCUK, SCBI or OEHUK, to:

                  Sea Containers Services Ltd.
                  20 Upper Ground
                  London SE1 9PF
                  England
                  Attention: Mr. Daniel J. O'Sullivan and
                              Edwin S. Hetherington, Esq.
                  Telecopier: 0207-805-5900

            (b)   If to OEHL, OEHI or OEP, to:

                  Orient-Express Hotels Ltd.
                  c/o Orient-Express Services Ltd.
                  20 Upper Ground
                  London SE1 9PF
                  England
                  Attention: Mr. Simon M.C. Sherwood and
                              Edwin S. Hetherington, Esq.
                  Telecopier: 0207-805-5908

            (c)   with a copy in either case to:

                  Carter, Ledyard & Milburn
                  2 Wall Street
                  New York, New York 10005
                  Attention: Robert M. Riggs, Esq.
                  Telecopier: 212-732-3232

SECTION 13  MISCELLANEOUS.

      13.1 At and subsequent to the Closing, each Transferor transferring or selling shares of capital stock hereunder will take all actions in its power to complete any incomplete transfer or sale at the earliest possible date following the Closing and will deliver such additional instruments of assignment and transfer as its Transferee may reasonably require to vest in such Transferee all right, title and interest in and to such shares. Each of the parties shall do, execute and take all necessary and reasonable actions, and perform all such documents, acts and things as may be reasonably within its power to give effect to the provisions of this Agreement and to procure that such provisions are observed and performed. All economic rights and benefits of the transfers and sales under this Agreement, whether complete or incomplete, will accrue to and benefit the respective Transferees no later than as of the Closing Date.

      13.2 This Agreement may be amended, modified or supplemented only by a written instrument executed by an authorized signatory of each of the parties hereto. Any modification or variation of this Agreement other than in accordance with this Section shall be null and void.

      13.3 This Agreement may not be assigned in whole or in part by any party hereto without the prior written consent of the other parties. Any attempted or purported assignment by any party other than in accordance with this Section shall be null and void.

      13.4 This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

SECTION 14. PROPER LAW AND JURISDICTION.

      14.1 This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Islands of Bermuda.

      14.2 If any party shall have the right to seek recourse to a court with respect to any dispute arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, then any action or proceeding in respect of any such dispute shall be brought exclusively in the Courts of the Islands of Bermuda.

                                    * * * * *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


SEA CONTAINERS LTD.                       ORIENT-EXPRESS HOTELS LTD.



By:  /S/ D. J. O'Sullivan                 By:  /s/ P. Parrott
     ---------------------------               ------------------------------
Name:  Daniel J. O'Sullivan               Name:  Peter Parrott
Title: Senior Vice President -            Title: Vice President and
        Finance and Chief                         Treasurer
        Financial Officer


ORIENT-EXPRESS HOTELS INC.                ORIENT-EXPRESS PROPERTIES INC.



By:  /s/ P. Parrott                       By:  /s/ P. Parrott
     ---------------------------               ------------------------------
Name:  Peter Parrott                      Name:  Peter Parrott
Title: Vice President and                 Title: Vice President and
        Treasurer                                 Treasurer


SEA CONTAINERS UK LTD.                    SEA CONTAINERS BRITISH ISLES LTD.



By:  /s/ D. J. O'Sullivan                 By:  /s/ D. J. O'Sullivan
     ---------------------------               ------------------------------
Name:  Daniel J. O'Sullivan               Name:  Daniel J. O'Sullivan
Title: Director and Secretary             Title: Director and Secretary



ORIENT-EXPRESS HOTELS UK LTD.



By:  /s/ P. Parrott
     ---------------------------
Name:  Peter Parrott
Title: Director

                                  SCHEDULE 1.1
                          SCAM AND ITS SUBSIDIARIES(1)



                                                 JURISDICTION OF     % OF OWNERSHIP,
               COMPANY                            ORGANIZATION       IF LESS THAN 100%
-----------------------------------------      -------------------  -------------------
Sea Containers America Inc.                         Delaware
    Charleston Container Shops Inc.                 Delaware
    Charleston Marine Containers Inc.               Delaware
    Houston Marine Containers Inc.                  Delaware
    SeaCo Texas Properties Inc.                     Delaware
    Sea Containers West Inc.                        Delaware
    SeaStreak America Inc.                          Delaware
    GE SeaCo America LLC                            Delaware                  50%
    Sea Containers Agencies Inc.                    Delaware
    Sea Containers Caribbean Inc.                   Delaware
    Sea Containers U.S. Gulf Inc.                   Delaware
    Sea Containers South Atlantic Inc.              Delaware
    Highlands Landing Corp.                         Delaware





--------
     (1) OEHI represents and warrants to SCL as follows: SCAM is a direct wholly-owned subsidiary of OEHI. All of the other companies listed on this
Schedule 1.1 are direct wholly-owned subsidiaries of SCAM, except as otherwise noted in the column captioned "% of Ownership, If Less Than 100%".

                                  SCHEDULE 2.1
                   SUBSIDIARIES OF OEHI (AFTER SECTION 1.1)(2)


                   COMPANY                       JURISDICTION OF       % OF OWNERSHIP,
                                                  ORGANIZATION        IF LESS THAN 100%
---------------------------------------------- ------------------- -----------------------
Windsor Court Hotel Inc.                            Delaware
     Windsor Court Hotel L.P.                       Delaware                 5%
'21' Club Properties Inc.                           Delaware
     '21' Club Inc.                                 New York
Hotel Cipriani Inc.                                 Delaware
     Europa Leisure and Health Tours Ltd.             U.K.
       Harry's Bar Ltd.                               U.K.                   49%
Mountbay Holdings Inc.                              Delaware
     Inn at Perry Cabin Corp.                       Maryland
     Keswick Hall Inc.                              Virginia
     Keswick Corporation                            Virginia
     Keswick Utilities Inc.                         Virginia
Orient-Express Bahamas Properties Inc.              Delaware
Orient-Express Services Inc.                        Delaware
Venice Simplon-Orient-Express Inc.                  Delaware
Orient-Express Hotels Louisiana Inc.                Delaware
Charleston Place Holdings Inc.                      Delaware
     Charleston Center LLC                          Delaware                19.9%
Eastern & Oriental Express Ltd.                      Bermuda                 25%
     E&O Services Singapore Pte. Ltd.               Singapore
     E&O Services Thailand Co. Ltd.                 Thailand
Etablissement Vanderelst                          Liechtenstein             46.7%
Orient-Express Hotels Pacific Ltd.                  Hong Kong
     Orient-Express Hotels Asia Ltd.                Hong Kong
     Orient-Express Holdings Ltd.                     U.K.
       Venice Simplon-Orient Express Ltd.             U.K.                   36%
    Sea Containers Pacific Inc.                     Delaware
      Orient-Express Hotels Ltd.                      Japan


----------
     (2) OEHI represents and warrants to OEP as follows: After giving effect to
Section 1.1, the companies listed in this Schedule 2.1 will constitute all of the direct and indirect subsidiaries of OEHI. Direct subsidiaries are listed in the first column, and, in the case of each indirect subsidiary, its name is indented and is listed immediately below its direct corporate parent. The common shares of each company listed are owned 100% by such company's direct corporate parent, except as otherwise noted in the column captioned "% of Ownership, If Less Than 100%".

                                  SCHEDULE 3.1
                    SUBSIDIARIES OF SCL TO BE SOLD TO OEHL3


                                           JURISDICTION OF     % OF OWNERSHIP,
                COMPANY                     ORGANIZATION     IF LESS THAN 100%
--------------------------------------- ------------------- --------------------
Companhia Hoteis Palace                        Brazil                93.2%
Windsor Court New Orleans
 Properties Ltd.                               Bermuda
     Windsor Great Park Inc.                  Delaware
         Windsor Court Hotel L.P.             Delaware                95%
Leisure Holdings Asia Ltd.                     Bermuda
     Myanmar Hotels and Cruises Ltd.           Myanmar
Vessel Holdings 2 Ltd.                         Bermuda
Sea Containers Peru Rail Ltd.                  Bermuda
Sea Containers Peru Holdings S.A.               Peru
     Meviasur SAC                               Peru                  50%
PeruRail SA                                     Peru                  50%





----------
     (3) SCL represents and warrants to OEHL as follows: All of the companies listed in this Schedule 3.1 are direct or indirect subsidiaries of SCL. Direct subsidiaries are listed in the first column, and, in the case of each indirect subsidiary, its name is indented and is listed immediately below its direct corporate parent. The common shares of each company listed are owned 100% by such company's direct corporate parent, except as otherwise noted in the column captioned "% of Ownership, If Less Than 100%".

                                  SCHEDULE 4.1
                SUBSIDIARIES OF SCUK TO BE TRANSFERRED TO OEHUK4


                                          JURISDICTION OF     % OF OWNERSHIP,
              COMPANY                      ORGANIZATION      IF LESS THAN 100%
--------------------------------------- ------------------- --------------------
     Collection Venice Simplon-
      Orient-Express Ltd.                    U.K.
     Orient-Express Ltd.                     U.K.
     Orient-Express Services Ltd.            U.K.
     Venice Simplon-Orient-
      Express Tours Ltd.                     U.K.





----------
     (4) SCUK represents and warrants to OEHUK that all of the companies listed on this Schedule 4.1 are direct wholly-owned subsidiaries of SCUK.

                                  SCHEDULE 5.1
                SUBSIDIARIES OF SCBI TO BE TRANSFERRED TO OEHUK5


                                                 JURISDICTION OF     % OF OWNERSHIP,
               COMPANY                              ORGANIZATION     IF LESS THAN 100%
---------------------------------------        ------------------- --------------------
Reids Hotel Madeira Limited                            U.K.
Regency Rail Cruises Ltd.                              U.K.
Horatio Properties Ltd.                                U.K.
   Blejan Investments (Pty) Ltd.                   South Africa
   Egerland Investments (Pty) Ltd.                 South Africa
   Fraser Helmsley Properties (Pty) Ltd.           South Africa
   Helmsley Motor Inn (Pty) Ltd.                   South Africa
   Mount Nelson Hotel Ltd.                             U.K.
   Mount Nelson Commercial Properties
     (Pty) Ltd.                                    South Africa
   Mount Nelson Residential Properties
     (Pty) Ltd.                                    South Africa








----------
     (5) SCBI represents and warrants to OEHUK as follows: Reids Hotel Madeira Limited, Regency Rail Cruises Ltd. and Horatio Properties Ltd. are wholly-owned subsidiaries of SCBI. All of the other companies listed on this Schedule 5.1 are wholly-owned subsidiaries of Horatio Properties Ltd.

                                  SCHEDULE 6.1
            OEHUK AND ITS SUBSIDIARIES (AFTER SECTIONS 4.1 AND 5.1)6


                                                  JURISDICTION OF     % OF OWNERSHIP,
               COMPANY                             ORGANIZATION      IF LESS THAN 100%
---------------------------------------        ------------------- --------------------
Orient-Express Hotels UK Ltd.                         U.K.
   Air Xaxaba (Pty) Ltd.                            Botswana
   Exclusive Destinations (Pty) Ltd.              South Africa
   Orient-Express Hotels Botswana Ltd.               Bermuda
   Signature Boutique Ltda.                          Brazil
   Xaxaba Camp (Pty) Ltd.                           Botswana
   Game Viewers (Pty) Ltd.                          Botswana
      Gametrackers (Botswana) (Pty) Ltd.            Botswana
   Reids Hotel Madeira Limited                        U.K.
   Regency Rail Cruises Ltd.                          U.K.
   Horatio Properties Ltd.                            U.K.
      Blejan Investments (Pty) Ltd.               South Africa
     Egerland Investments (Pty) Ltd.              South Africa
     Fraser Helmsley Properties (Pty)
       Ltd.                                       South Africa
      Helmsley Motor Inn (Pty) Ltd.               South Africa
      Mount Nelson Hotel Ltd.                         U.K.
      Mount Nelson Commercial
       Properties (Pty) Ltd.                      South Africa
      Mount Nelson Residential
       Properties (Pty) Ltd.                      South Africa
   Collection Venice Simplon-Orient-
    Express Ltd.                                      U.K.
   Orient-Express Ltd.                                U.K.
   Orient-Express Services Ltd.                       U.K.
   Venice Simplon-Orient-Express Tours
    Ltd.                                              U.K.


----------
     (6) SCUK represents and warrants to OEHL as follows: After giving effect to Sections 4.1 and 5.1, all of the companies listed in this Schedule 6.1 will be direct or indirect subsidiaries of SCUK. Direct subsidiaries are listed in the first column, and, in the case of each indirect subsidiary, its name is indented and is listed immediately below its direct corporate parent. The common shares of each company listed will be owned 100% by such company's direct corporate parent, except as otherwise noted in the column captioned "% of Ownership, If Less Than 100%".